Exhibit 99.1

TEXAS PACIFIC LAND TRUST

1700 Pacific Avenue

Suite 2770

Dallas, Texas 75201

______

TRUSTEES:		OFFICERS:
MAURICE MEYER III	Telephone (214) 969-5530	TYLER GLOVER
JOHN R. NORRIS III		ROBERT J. PACKER
DAVID E. BARRY

Texas Pacific Land Trust Announces Arbitration Settlement with Chevron U.S.A., Inc.

DALLAS, TX (September 14, 2017) – Texas Pacific Land Trust (NYSE: TPL) announced the settlement of a previously disclosed arbitration case with Chevron U.S.A., Inc. involving claims for underpayment of royalties. The Trust will receive $7,710,543.32 as part of the settlement, including royalties that will be paid to the Trust on additional wells under several community leases.

Texas Pacific Land Trust is not a REIT.

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Trust's future operations and prospects, the markets for real estate in the areas in which the Trust owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competitions, management's intent, beliefs or current expectations with respect to the Trust's future financial performance and other matters. We assume no responsibility to update any such forward-looking statements.